UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A Denver, Colorado 80239	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 396-6100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed on January 6, 2016 in a Current Report on Form 8-K filed by MusclePharm Corporation (the “Company”), on December 30, 2015, the Company accepted notice by Mr. Richard Estalella (“Estalella”) to terminate his employment as the Company’s President.  Although Estalella sought to terminate his employment with the Company for “Good Reason,” as defined in Estalella’s employment agreement with the Company (the “Employment Agreement”), the Company advised Estalella that it deemed his resignation to be without Good Reason.  Despite his resignation, Estalella remains a member of the Company’s board of directors.

On February 3, 2016, Estalella filed a complaint in Colorado state court against the Company and Ryan Drexler, the Company’s executive chairman, alleging, among other things, that the Company breached the Employment Agreement, and seeking certain equitable relief and unspecified damages.  As of the date of this report, the complaint has not yet been served.

The Company believes that Estalella’s claims are without merit and intends to vigorously defend itself.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 12, 2016	MUSCLEPHARM CORPORATION

	By:	/s/ Brad J. Pyatt
Name: Brad J. Pyatt
Title: Chief Executive Officer